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Exhibit 10(i)


                              EMPLOYMENT AGREEMENT

                  AGREEMENT dated the 27th day of July 2001, by and between INTEGRA, INC., a Delaware corporation (the "Company"), and STUART PILTCH (the "Executive"):

                  WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to be employed by the Company, upon the terms and conditions set forth below,

                  NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth below, the parties agree as follows:

1.       EMPLOYMENT; TERM.

                  1.1 Employment. The Company agrees to employ the Executive in the position and with the responsibilities, duties, and authority set forth in
Section 2.

                  1.2 Term. The term of the Executive's employment under this Agreement shall commence as of the date hereof and shall terminate on August 1, 2004 unless sooner terminated in accordance with this Agreement. This Agreement shall be automatically renewed for successive one (1) year terms upon the expiration of the initial term of this Agreement, or any renewal term of this Agreement, unless either the Company or the Executive gives the other party at least six (6) months written notice prior to the scheduled expiration of the initial term of this Agreement or any renewal term of this Agreement (as applicable) that such party does not intend to renew the Agreement.

2.       POSITION; DUTIES.

                  2.1 Position, Duties, and Title. The Executive shall serve the Company in the position of President and Chief Executive Officer. The Executive shall perform, faithfully and diligently, such duties and shall have such responsibilities appropriate to said position as shall be assigned to him from time to time by the Board of Directors of the Company. The Executive shall perform such duties and responsibilities appropriate to such position and additional duties as shall be assigned to the Executive by the Board of Directors of the Company. The Executive shall report to the Board of Directors of the Company. The Executive shall devote all his working time and efforts to the business of the Company. The Executive represents that the Executive is not bound by the provisions of any non-competition, confidentiality or similar agreement not heretofore disclosed by the Executive in writing to the Company.

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3.       SALARY, INCENTIVE BONUS, STOCK OPTIONS, OTHER BENEFITS.

                  3.1 Salary. Subject to Section 6, the Company shall pay to the Executive a base salary at the rate of $ 250,000.00 per year, payable in accordance with the normal payroll practices of the Company. The Executive's base salary shall be subject at a minimum to an annual review by the Compensation Committee of the Board of Directors in its sole discretion on the anniversary of the contract. Executive's base salary shall be prorated for 2001.

                  3.2 Bonus. In addition to the base salary provided for in
Section 3.1, the Executive shall be eligible to receive an annual bonus for calendar year 2002 and thereafter as shall be determined and approved by the Board of Directors (with the Executive abstaining from any vote) in its sole discretion so long as he remains employed by the Company on the date designated for the payment of any bonus. Any such bonus shall be based upon targets established by the Board of Directors and the amount of any such bonus may be up to 75% of the Executive's then base salary. Executive shall not be entitled to any bonus for calendar year 2001, unless otherwise determined by the Board of Directors.

4.       EXPENSE REIMBURSEMENT.

                  In accordance with the Company's policies and practices, the Company shall reimburse the Executive for all reasonable, necessary and documented out-of-pocket expenses incurred by him in connection with the performance of his duties.

5.       PENSION AND WELFARE BENEFITS, AND VACATION.

                  5.1 Benefit Plans. During the term of this Agreement, the Executive will be eligible for paid vacation and to participate in all employee benefit plans and programs (including, without limitation, 401(k) Plan, medical, dental, life, and disability plans of the Company) offered by the Company from time to time to its executives, subject to the provisions of such plans and programs as they may be amended from time to time.

6.       TERMINATION OF EMPLOYMENT.

                  6.1 Death. In the event of the death of the Executive, the Company shall pay to the estate or other legal representative of the Executive the base salary and any pro rated bonus provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of the Executive's death and not previously paid to the Executive. Rights and benefits of the estate or other legal representative of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The Company shall have no further obligation or liability under this Agreement or Executive's employment with the Company.


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                  6.2 Disability. If the Executive shall for a period of sixty
(60) consecutive days be unable to materially perform his duties hereunder by reason of sickness, accident or other physical or mental disability, with or without reasonable accommodation, the employment of the Executive hereunder may be terminated by the Company or the Executive. In the event of such termination, the Company shall pay the Executive his salary (at the annual rate then in effect) accrued to the effective date of such termination and not theretofore paid to the Executive. The Executive's rights under the benefit plans and programs of the Company shall be determined by reference to the provisions of such plans and programs at the time in effect. In the event of such termination, the Executive shall have no further rights under this Agreement, except as set forth in Paragraphs 4, 5, and 6.2.

                  6.3 Due Cause. The employment of the Executive may be terminated by the Board of Directors of the Company at any time for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Executive the base salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not previously paid to the Executive. Rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall be defined as: (a) the Executive's failure to satisfactorily discharge his duties and responsibilities under this Agreement; (b) any act of dishonesty referring to, relating to, or affecting the Company; (c) conviction of a crime; (d) violation of any obligation imposed on the Executive by Sections 7 or 8; (e) the commission by the Executive of a willful, reckless or grossly negligent act that has the potential for detriment to the Company or its clients or vendors; (f) the commission, perpetration, or condoning by the Executive of any act constituting self-dealing or a fraud upon the Company or its clients or vendors.

                  6.4 Termination by the Company without Cause. The Company may terminate the Executive's employment prior to the expiration of its term at any time for whatever reason it deems appropriate, or without reason, provided, however, that in the event that such termination is not pursuant to Section 6.1 (Death), 6.2 (Disability), 6.3 (Due Cause), or 6.5 (Voluntary Termination), the Company shall continue the Executive's base salary (subject to withholding) for twelve (12) months from termination, in exchange for a general release and waiver of claims (statutory or otherwise) in a form acceptable to the Company. During the period of severance, the Executive will not be eligible for any fringe or other benefits, except as may be required pursuant to COBRA. Said salary continuation payments shall not be counted toward the calculation of any benefits, including but not limited to retirement benefits. Nothing in this paragraph is intended to interfere with any right to any accrued benefits to which the Executive is entitled as of the date of his termination. In the event of the death of the Executive during any period of post-termination salary continuation, the Company shall pay to the estate or other legal representatives of the Executive only the base salary as set forth in this paragraph accrued to the date of the Executive's death and not previously paid to the Executive. The expiration on this Agreement, and either party's notice that such party does not intend to renew this Agreement, shall not be treated as a termination under this paragraph 6.4.


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                  6.5 Voluntary Termination. The Executive may terminate his employment with the Company at any time upon thirty (30) days' prior written notice to the Company. In the event that the Executive terminates his employment voluntarily prior to the expiration of the term of this Agreement, Executive will receive no further renumeration under the terms of this Agreement, except that the Company shall pay to the Executive the base salary provided for in
Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not previously paid to the Executive. Except as otherwise provided in this Agreement, the rights and benefits of the Executive upon termination to the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. In the event of such termination, the Executive shall have no further rights, and the Company shall have no further obligations, under this Agreement except as set forth in Paragraphs 4 and 5.

7.       CONFIDENTIAL INFORMATION; INVENTIONS AND PATENTS.

                  7.1 Confidential Information. The Executive recognizes and acknowledges that during the course of his employment with the Company he will have access to, learn, be provided with and, in some cases, will prepare and create certain confidential and proprietary business information and trade secrets relating to the business of the Company, including, but not limited to, client and customer information and customer lists, marketing and sales techniques, and the methods and processes utilized by the Company in rendering its services, all of which have substantial value to Company in its business. In consideration of the Company's promises set forth in the Agreement, Executive understands and agrees that if, during the course of his employment with the Company, or at any time thereafter, the Executive discloses to third parties, uses for the Executive's own benefit or for the benefit of third parties, or copies or makes notes of any of the aforementioned confidential and proprietary information and trade secrets, except as may be required by the Executive's duties with the Company, such conduct shall constitute a breach of the confidence and trust bestowed upon the Executive by the Company, and the Executive herein expressly agrees that injunctive relief, in addition to any other remedies provided by law or in equity, shall be necessary and appropriate. The Executive agrees not to use or cause to be used, for his own benefit or for the benefit of any third party, or to disclose to any third party in any manner, directly or indirectly, trade secrets or any information of a confidential or proprietary nature to the Company at any time during or after his course of employment with the Company without the express prior written consent of the Company. The Executive agrees to return to the Company, either before or immediately upon the termination of the Executive's employment with the Company, any and all written information, materials, or equipment that constitutes, contains, or relates in any way to proprietary or confidential information or trade secrets of the Company that are or may be in the possession, custody, or control of the Executive, including any and all copies thereof that may have been made by or for the Executive. Executive's obligations under this Section 7 do not expire upon the expiration of termination of this Agreement or Executive's employment with the Company. Notwithstanding the provisions herein contained, in the event of the exercise by the Company of its rights under the provisions of the Unit Repurchase Agreement, the


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restrictions contained in this Section 7.1 will not apply to the ongoing business of Global Benefits Solutions LLC after any repurchase by the Executive.


8.       COVENANT NOT TO SOLICIT OR COMPETE.

                  8.1 In further consideration of the Company's promises herein, which the Executive acknowledges to be adequate and sufficient, Executive agrees that, during the Executive's employment by the Company and for a period of 1 year after the expiration of the term of this Agreement as set forth in Section
1.2 above or the termination of the Executive's employment with the Company (regardless of whether such employment is pursuant to this Agreement), whichever is later, he will not directly or indirectly, in any manner or for any reason, either as a principal disclosed or undisclosed, or on behalf of or in conjunction with any other entity, whether as owner, shareholder, agent, employee, partner, officer, director, or in any other capacity (a) engage in any activity or business anywhere in the United States which is competitive with the business of the Company Group (as that term is defined herein); (b) request or induce any of the Company Group's customers to curtail or cancel their business with the Company Group; (c) solicit business from any person, company or organization that is a customer of the Company Group or was such a customer within one year of the termination of Executive's employment; (d) solicit or entice or endeavor to solicit or entice any employee of the Company Group to terminate his or her employment with the Company Group or (e) employ directly or indirectly any person who was an employee of the Company at the date of termination of Executive's employment or within one month of prior to such date. For purposes hereof, "Company Group" shall mean, collectively, the Company and its successors, subsidiaries, affiliates and parent entities operating from time to time in the same lines of business of the Company.

                  8.2 The Executive acknowledges (a) that he has given careful consideration to the restraints imposed upon him by Section 8.1 and that he is in full agreement as to the necessity of such provisions as reasonable and proper protections of the Company's interests and (b) that the restraints imposed upon him by Section 8.1 are reasonable with respect to subject matter, time period, and geographical area.

                  8.3 Because the Executive's services are unique and because the Executive has access to confidential information, the parties hereto agree that money damages, in and of itself, would be an inadequate remedy for any breach of the provisions of Sections 7 and 8 of this Agreement. Therefore, in the event of a breach or threatened breach of said Sections, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor and notwithstanding the provisions of Section 12, apply to any court of competent jurisdiction for injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In the event that the Company seeks an injunction or similar equitable relief for the breach or threatened breach of the provisions of Sections 7 or 8 of this Agreement, the Executive agrees that he shall not use the availability of arbitration in


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Section 12 below as grounds for the dismissal of any such injunctive action and consents and agrees that the Company shall be entitled to seek said injunctive or other relief without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Further, the Executive agrees that the Company is also entitled to receive its reasonable attorneys' fees and costs incurred in any action brought to enforce Section 7 or 8 of this Agreement.

                  8.4 The Executive and the Company agree that if, in any proceeding, a court or other authority shall refuse to enforce a covenants set forth in Section 7 or Section 8 because the covenant covers too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified to the maximum extent permitted by law.

                  8.5 Notwithstanding the provisions contained in Sections 8.1,
8.3 and 8.4 hereof, in the event of the exercise by the Company of its rights under the provisions of the Unit Repurchase Agreement, the restrictions contained in Sections 8.1, 8.3 and 8.4 will not apply to the ongoing business of Global Benefits Solutions LLC after any repurchase by the Executive.

9.       GOVERNING LAW.

                  This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the law of the Commonwealth of Pennsylvania.

10.      ENTIRE AGREEMENT.

                  This Agreement contains all the understandings and representations between the parties pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them. The Company shall have discretion to interpret any ambiguous terms of the Agreement.

11.      AMENDMENT, MODIFICATION, WAIVER.

                  No provision of this Agreement may be amended or modified unless such amendment or modification is: (a) agreed to in writing and signed by the Executive and by a duly authorized representative of Company other than the Executive; and (b) approved by the Board of Directors. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time; nor shall the failure of or delay by either party in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.


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12.      ARBITRATION AND WAIVER OF JURY TRIAL.

                  12.1 Arbitration. The Company and the Executive will attempt to resolve by negotiation all disagreements and disputes arising hereunder or in connection with the employment and/or the termination of the Executive. If the matter is not resolved through negotiation, within thirty (30) days after written notice from either party, any controversy, dispute, or disagreement arising out of or relating to this Agreement (except for Sections 7 and 8), the breach thereof, or concerning any issue arising from the termination of the Executive's employment, whether such issues are based on the common law, contract law or any statute (including, but not limited to, all those related to allegations of discrimination and retaliation), will be subject to exclusive, final, and binding arbitration, which will be conducted in Philadelphia, Pennsylvania in accordance with the Labor Arbitration Rules of Procedure of the American Arbitration Association. Either party may bring a court action to compel arbitration under this Agreement or to enforce an arbitration award.

                  12.2 Waiver of Right to Jury Trial. Each party to this arbitration provision hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, any amendment to this Agreement, or Executive's employment and, further, with respect to any claim under any statute, regulation or other law (as such laws may be amended from time to time).

13.      NOTICES.

                  Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address or facsimile number as such party may subsequently designate by like notice:

         If to the Company:

         Integra, Inc.
         Suite 410
         1060 First Avenue
         King of Prussia, PA 19406
         Attention:  Chairman of the Board

         With a copy to:

         Morgan, Lewis & Bockius LLP
         1701 Market Street
         Philadelphia, PA  19103
         Attention: Richard A. Silfen, Esq.


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         If to the President and CEO:

         Stuart Piltch
         7 Spyglass Ridge
         Ithaca, NY  14850

         With a copy to:

         Thaler & Thaler
         309 North Tioga Street
         Ithaca, NY  14850
         Attention:  Richard Thaler, Esq.

14.      SEVERABILITY.

                  Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be unenforceable or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

15.      WITHHOLDING.

                  Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.


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16.      ELECTION TO BOARD OF DIRECTORS.

                  The Board of Directors will elect Executive to the Board of Directors. Executive will immediately resign from the Board of Directors if his employment is terminated for any reason or if he ceases to be the President and CEO of the Company.


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                  IN WITNESS WHEREOF, the parties hereto have executed the
Agreement as of the date first above written.




                                       Integra, Inc.

                                       By:________________________
                                       Name: Shawkat Raslan
                                       Title: Chairman of the Board



                                       ___________________________
                                       Stuart Piltch


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